EXHIBIT 99.1


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                                  N o E o W o S

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(303) 232-2121
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For Immediate Release:


                                  July 13, 1998

     First Colorado Bancorp,  Inc. ("First  Colorado") held a special meeting of stockholders today, during which the stockholders  approved a reorganization and merger  agreement by and among First Colorado,  Commercial  Federal  Corporation

("Commercial"), First Federal Bank of Colorado ("First Federal"), and Commercial

Federal Bank ("Bank")  pursuant to which First  Colorado will be merged with and into Commercial and subsequently  First Federal will be merged with and into the

Bank. The transaction is expected to close in August 1998.

         First Colorado trades on the Nasdaq National Market under the Symbol "FFBA".

         For  further  information,  contact  Bill  Marcoux or Brian  Johnson at

303-232-2121.




215 South Wadsworth Boulevard, Lakewood, Colorado 80226
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                            F  C  B  I    First Colorado
                            |_||_||_|     Bancorp, Inc.